Exhibit 99.1

NEW RESIDENTIAL INVESTMENT CORP. ANNOUNCES THIRD QUARTER 2019 RESULTS

NEW YORK - (BUSINESS WIRE) – New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the third quarter ended September 30, 2019:

THIRD QUARTER FINANCIAL HIGHLIGHTS:

•	GAAP Net Income of $224.6 million, or $0.54 per diluted common share(1)
•	Core Earnings of $207.3 million, or $0.50 per diluted common share(1)(2)
•	Common Dividend of $207.8 million, or $0.50 per common share(1)
•	Book Value per common share of $16.26(1)

	3Q 2019	2Q 2019
Summary Operating Results:
GAAP Net Income (Loss) per Diluted Common Share(1)	$0.54	$ (0.08)
GAAP Net Income (Loss)	$224.6 million	($31.9) million

Non-GAAP Results:
Core Earnings per Diluted Common Share(1)(2)	$0.50	$0.53
Core Earnings(2)	$207.3 million	$219.8 million

NRZ Common Dividend:
Common Dividend per Common Share(1)	$0.50	$0.50
Common Dividend	$207.8 million	$207.8 million

“The third quarter was another strong quarter for our business as we continued to make progress on a number of key initiatives, including protecting our book value and growing our origination, servicing and ancillary businesses,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “Despite the interest rate volatility during the quarter, our hedging strategy and portfolio performance resulted in a slight increase to our book value quarter over quarter. In the third quarter 2019, origination volume tripled and servicing volume doubled relative to the same period last year. The seasoned and credit impaired nature of our MSR portfolio, as well as sticky mortgage rates during the third quarter, contributed to the steady performance of those assets. Meanwhile, improving credit conditions benefited our bonds, loans and call populations.”

“Subsequent to the quarter end, we officially closed on the acquisition of assets from Ditech Holding Corp. We remain excited about what this acquisition means for our long-term strategy and are particularly thrilled to have welcomed a number of new employees to our team. Our platform has come a long way over the past number of years and we feel strongly about where we stand today and the opportunity ahead.”

THIRD QUARTER 2019 HIGHLIGHTS:

•	Grew our origination and servicing volumes by 200% and 100% year over year, respectively
•	Acquired field services provider Guardian Asset Management
•	Issued $438 million of preferred equity in two separate offerings(3)
•	Surpassed $3.0 billion in dividends declared since inception(4)
•	Across the entire portfolio, lowered overall cost of funding through securitizations and term financing

THIRD QUARTER 2019 INVESTMENT PORTFOLIO HIGHLIGHTS:
•	Mortgage Servicing Rights (“MSRs”)
◾	MSR portfolio totaled $593 billion unpaid principal balance (“UPB”) as of September 30, 2019, compared to $576 billion as of June 30, 2019

•	Non-Agency Securities and Call Rights
◾	Sold $1.2 billion face value of Non-Agency securities
◾	Successfully executed on our call rights strategy during Q3’19, calling 38 deals with collateral of ~$1.3 billion UPB (+22% quarter over quarter)(5)
◾	Completed two securitizations of loans through exercises of call rights with ~$976 million UPB

•	Residential Loans
◾	Completed one Non-Qualified Mortgage (“QM”) securitization of ~$381 million and one reperforming loan securitization of ~$429 million
◾	Funded $521 million of Non-QM origination from NewRez, our mortgage origination subsidiary

•	Post Q3’19 Activity
◾	Closed $1.2 billion acquisition of select assets from Ditech
◾	Completed $1.7 billion reperforming loan securitization, $796 million collapse securitization and $400 million advance securitization

(1)
Per common share calculations of GAAP Net Income and Core Earnings are based on 415,588,238 weighted average diluted common shares during the quarter ended September 30, 2019 and 415,665,460 weighted average diluted common shares during the quarter ended June 30, 2019. Per common share calculations of Common Dividend are based on 415,520,780 basic common shares outstanding as of September 30, 2019 and 415,520,780 basic common shares outstanding as of June 30, 2019. Per common share calculations for Book Value are based on 415,520,780 basic common shares outstanding as of September 30, 2019.

(2)
Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income (Loss), as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income (Loss) below.

(3)	Includes $155 million of New Residential’s 7.50% Series A Cumulative Redeemable Preferred Stock and $283 million of New Residential’s 7.125% Series B Cumulative Redeemable Preferred Stock.
(4)	Represents both common and preferred dividends. Inclusive of common and preferred dividends declared to shareholders on September 23, 2019. “Inception” date refers to May 2, 2013.
(5)
Call rights UPB estimated as of September 30, 2019. The UPB of the loans relating to our call rights may be materially lower than the estimates in this press release, and there can be no assurance that we will be able to execute on this pipeline of callable deals in the near term, on the timeline presented above, or at all, or that callable deals will be economically favorable. The economic returns from this strategy could be adversely affected by a rise in interest rates and are contingent on the level of delinquencies and outstanding advances in each transaction, fair market value of the related collateral and other economic factors and market conditions. We may become subject to claims and legal proceedings, including purported class-actions, in the ordinary course of our business, challenging our right to exercise these call rights. Call rights are usually exercisable when current loan balances in a related portfolio are equal to, or lower than, 10% of their original balance.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Friday, October 25, 2019 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-281-456-4044 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Third Quarter 2019 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available from 1:30 P.M. Eastern Time on Friday, October 25, 2019 through 11:59 P.M. Eastern Time on Friday, November 8, 2019 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “3598878.”

Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income	$448,127	$425,524	$1,303,041	$1,212,902
Interest expense	245,902	162,806	686,738	421,109
Net Interest Income	202,225	262,718	616,303	791,793

Impairment
Other-than-temporary impairment (OTTI) on securities	5,567	3,889	21,942	23,190
Valuation and loss provision (reversal) on loans and real estate owned (REO)	(10,690)	5,471	8,042	28,136
	(5,123)	9,360	29,984	51,326

Net interest income after impairment	207,348	253,358	586,319	740,467
Servicing revenue, net of change in fair value of $(228,405), $(26,741), $(619,914), and $35,118, respectively	53,050	175,355	133,366	538,784
Gain on sale of originated mortgage loans, net	100,541	45,732	194,029	45,732
Other Income
Change in fair value of investments in excess mortgage servicing rights	2,407	(4,744)	(1,421)	(55,711)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	4,751	3,396	4,087	5,624
Change in fair value of investments in mortgage servicing rights financing receivables	(41,410)	(88,345)	(133,200)	63,628
Change in fair value of servicer advance investments	6,641	(5,353)	15,932	(86,581)
Change in fair value of investments in residential mortgage loans	(19,037)	647	90,551	647
Change in fair value of derivative instruments	58,508	24,299	(1,988)	27,985
Gain (loss) on settlement of investments, net	154,752	(11,893)	157,013	106,064
Earnings from investments in consumer loans, equity method investees	(2,547)	4,555	(890)	12,343
Other income (loss), net	(35,219)	(5,860)	(16,451)	10,415
	128,846	(83,298)	113,633	84,414

Operating Expenses
General and administrative expenses	133,513	98,587	351,359	139,169
Management fee to affiliate	20,678	15,464	58,261	46,027
Incentive compensation to affiliate	36,307	23,848	49,265	65,169
Loan servicing expense	7,192	11,060	26,167	33,609
Subservicing expense	52,875	43,148	147,763	135,703
	250,565	192,107	632,815	419,677

Income (Loss) Before Income Taxes	239,220	199,040	394,532	989,720
Income tax expense (benefit)	(5,440)	3,563	18,980	(5,957)
Net Income (Loss)	$244,660	$195,477	$375,552	$995,677
Noncontrolling Interests in Income of Consolidated Subsidiaries	$14,738	$10,869	$31,979	$32,058
Dividends on Preferred Stock	$5,338	$-	$5,338	$-
Net Income (Loss) Attributable to Common Stockholders	$224,584	$184,608	$338,235	$963,619

Net Income (Loss) Per Share of Common Stock
Basic	$0.54	$0.54	$0.83	$2.87
Diluted	$0.54	$0.54	$0.83	$2.86

Weighted Average Number of Shares of Common Stock Outstanding
Basic	415,520,780	340,044,440	406,521,273	335,615,566
Diluted	415,588,238	340,868,403	406,671,972	337,078,824

Dividends Declared per Share of Common Stock	$0.50	$0.50	$1.50	$1.50

Consolidated Balance Sheets
($ in thousands)
	September 30, 2019	December 31, 2018
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$398,064	$447,860
Excess mortgage servicing rights, equity method investees, at fair value	132,259	147,964
Mortgage servicing rights, at fair value	3,431,968	2,884,100
Mortgage servicing rights financing receivables, at fair value	1,811,261	1,644,504
Servicer advance investments, at fair value	600,547	735,846
Real estate and other securities, available-for-sale	16,853,910	11,636,581
Residential mortgage loans, held-for-investment (includes $113,133 and $121,088 at fair value at September 30, 2019 and December 31, 2018, respectively)	613,657	735,329
Residential mortgage loans, held-for-sale	1,349,997	932,480
Residential mortgage loans, held-for-sale, at fair value	5,206,251	2,808,529
Consumer loans, held-for-investment	881,183	1,072,202
Cash and cash equivalents	738,219	251,058
Restricted cash	163,148	164,020
Servicer advances receivable	2,911,798	3,277,796
Trades receivable	4,487,772	3,925,198
Deferred tax assets, net	43,372	65,832
Other assets (includes $168,532 and $121,602 in residential mortgage loans subject to repurchase at September 30, 2019 and December 31,2018, respectively)	1,724,519	961,714
	$41,347,925	$31,691,013

Liabilities and Equity

Liabilities
Repurchase agreements	$23,110,359	$15,553,969
Notes and bonds payable (includes $474,309 and $117,048 at fair value at September 30, 2019 and December 31, 2018, respectively)	7,405,872	7,102,266
Trades payable	2,536,188	2,048,348
Dividends payable	213,098	184,552
Accrued expenses and other liabilities (includes $168,532 and $121,602 in residential mortgage loans repurchase liabilities at September 30, 2019 and December 31,2018, respectively)	820,291	713,583
	34,085,808	25,602,718

Commitments and Contingencies

Equity
Preferred Stock, par value of $0.01 per share, 23,000,000 shares authorized:
7.50% Series A Preferred Stock, $0.01 par value, 11,500,000 shares authorized, 6,210,000 and 0 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	150,026	—
7.125% Series B Preferred Stock, $0.01 par value, 11,500,000 shares authorized, 11,300,000 and 0 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	273,418	—
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 415,520,780 and 369,104,429 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	4,156	3,692
Additional paid-in capital	5,498,226	4,746,242
Retained earnings	545,713	830,713
Accumulated other comprehensive income (loss)	706,926	417,023
Total New Residential stockholders’ equity	7,178,465	5,997,670
Noncontrolling interests in equity of consolidated subsidiaries	83,652	90,625
Total Equity	7,262,117	6,088,295
	$41,347,925	$31,691,013

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME (LOSS)

New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under Accounting Standards Codification (“ASC”) No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the core earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Since the third quarter of 2018, as a result of its acquisition of Shellpoint Partners LLC (“Shellpoint”), the Company, through its wholly owned subsidiary, NewRez (formerly New Penn Financial), originated conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Servicing and Origination segment and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Beginning with the third quarter of 2019, as a result of the continued evaluation of how Shellpoint operates its business and its impact on the Company’s operating performance, core earnings includes Shellpoint’s GAAP net income with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs owned by NewRez, and non-capitalized transaction-related expenses. This change was not material to core earnings for the quarter ended September 30, 2019.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss) attributable to common stockholders	$224,584	$184,608	$338,235	$963,619
Adjustments for Non-Core Earnings:
Impairment	(5,123)	9,360	29,984	51,326
Change in fair value of investments in mortgage servicing rights	45,541	(3,515)	272,259	(394,717)
Change in fair value of servicer advance investments	(6,641)	5,353	(15,932)	86,581
Change in fair value of investments in residential mortgage loans	7,290	(647)	(102,298)	(647)
Change in fair value of derivative instruments	(41,910)	(24,299)	18,586	(27,985)
(Gain) loss on settlement of investments, net	(135,935)	11,893	(108,455)	(106,064)
Other (income) loss	35,271	5,860	16,503	(10,415)
Other income and impairment attributable to non-controlling interests	(994)	(4,633)	(9,052)	(17,088)
Gain (loss) on sale or securitization of originated mortgage loans	21,611	2,757	62,399	2,757
Non-capitalized transaction-related expenses	8,155	5,274	24,305	18,784
Incentive compensation to affiliate	36,307	23,848	49,265	65,169
Preferred stock management fee to affiliate	1,055	—	1,055	—
Deferred taxes	(6,652)	(1,865)	18,080	(12,680)
Interest income on residential mortgage loans, held-for-sale	18,852	5,906	45,041	12,774
Limit on RMBS discount accretion related to called deals	(34)	(2,914)	(19,590)	(13,108)
Adjust consumer loans to level yield	1,922	(6,760)	4,884	(21,915)
Core earnings of equity method investees:
Excess mortgage servicing rights	3,987	4,468	6,102	10,514
Core Earnings	$207,286	$214,694	$631,371	$606,905

Net Income Per Diluted Share	$0.54	$0.54	$0.83	$2.86
Core Earnings Per Diluted Share	$0.50	$0.63	$1.55	$1.80

Weighted Average Number of Shares of Common Stock Outstanding, Diluted	415,588,238	340,868,403	406,671,972	337,078,824

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to our strategy, growth opportunities, ability to protect book value and execute on key business initiatives, the ability to realize our long-term strategy for Ditech and call rights population. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential is a leading provider of capital and services to the mortgage and financial services industry. With over $41 billion in assets as of September 30, 2019, New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments. New Residential’s investment portfolio includes mortgage servicing related assets, non-agency securities (and associated call rights), residential loans and other related opportunistic investments. Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering over $3 billion in common and preferred dividends to shareholders. Following the acquisition of Shellpoint in 2018, New Residential also benefits from Shellpoint’s origination and third-party servicing platform, as well as a suite of ancillary businesses, including title insurance, appraisal management, real estate owned management and other real estate services. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

Investor Relations
Kaitlyn Mauritz
212-479-3150
IR@NewResi.com